UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010

MINE SAFETY APPLIANCES COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	25-0668780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

121 Gamma Drive RIDC Industrial Park O’Hara Township Pittsburgh, PA	15238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-967-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 13, 2010, Mine Safety Appliances Company (“MSA”) completed the previously announced acquisition of General Monitors, Inc. and its affiliated companies (collectively, “General Monitors”). A separate Current Report on Form 8-K is being filed concurrently herewith with respect to the completion of such acquisition. In connection with such acquisition, MSA entered into the following credit facilities.

PNC Credit Facility

On October 13, 2010, MSA entered into a Credit Agreement, by and among MSA, PNC Bank, National Association, as administrative agent (the “Administrative Agent”), JPMorgan Chase Bank, N.A., as Syndication Agent, PNC Capital Markets LLC, as Lead Arranger, and the lenders party thereto (the “Credit Agreement”).

The Credit Agreement establishes a senior unsecured credit facility consisting of a $250 million senior revolving credit facility maturing in October 2015 (the “Revolving Facility”). The Revolving Facility provides for borrowings up to $250 million, with sub-limits for the issuance of letters of credit and for swingline borrowings, and may be used for general corporate purposes, including working capital, permitted acquisitions, capital expenditures and repayment of existing indebtedness. The Credit Agreement also provides for an uncommitted incremental facility that permits MSA, subject to certain conditions, to request an increase of the senior credit facility of up to $50 million.

Loans made under the Revolving Facility will bear interest, at MSA’s option, at an annual rate equal to (i) a LIBOR based rate plus a margin ranging from 1.25% to 2.25%, depending on MSA’s Leverage Ratio (as defined in the Credit Agreement) or (ii) the base rate which will be equal to the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate and (c) the daily LIBOR rate plus 1.00%, plus a margin ranging from 0.25% to 1.25%, depending on MSA’s Leverage Ratio.

The loans made under the Credit Agreement are guaranteed by certain of MSA’s domestic wholly-owned subsidiaries (the “Guarantors”).

The Credit Agreement requires the Company to comply with certain financial covenants, including a minimum consolidated interest coverage ratio and a maximum consolidated leverage ratio, in each case, commencing with the fiscal quarter ending December 31, 2010. The Credit Agreement includes certain negative covenants restricting the ability of the Company and the Company’s existing and future subsidiaries to, among other things, incur additional debt, create liens, issue guarantees, make loans and investments, make acquisitions, make fundamental changes, transfer and sell assets, modify the nature of the Company’s business, enter into agreements with shareholders and affiliates, or change the Company’s fiscal year, subject to certain exceptions and limitations, including carve-outs and baskets. The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including change of control provisions and cross-defaults to other debt. Upon the occurrence of an event of default, the lenders, by a majority vote, will have the ability to direct the Administrative Agent to terminate the loan commitments, accelerate all loans and exercise any of the lenders’ other rights under the Credit Agreement and the related loan documents on behalf of the lenders.

Issuance of 4.00% Senior Notes due 2021

General

On October 13, 2010, MSA successfully completed its previously-announced offering, pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) of $100,000,000 aggregate principal amount of 4.00% Series A Senior Notes due 2021 (the “Senior Notes”). The Senior Notes were priced on October 7, 2010 and were issued to investors at par.

The Senior Notes were issued pursuant to a Note Purchase and Private Shelf Agreement (the “Note Purchase Agreement”), dated as of October 13, 2010 (the “Closing Date”), by and among MSA, certain of MSA’s domestic subsidiaries (the “Guarantors”), Prudential Investment Management, Inc. and other purchasers of the Senior Notes. The Guarantors have issued guarantees (the “Guarantees”) of MSA’s obligations under the Senior Notes and the Note Purchase Agreement.

Maturity Date and Interest Rate

The Senior Notes will mature on October 13, 2021. Principal of the Senior Notes is payable in five annual installments of $20.0 million, commencing October 13, 2017. Interest on the Senior Notes will accrue at 4.00% per annum, paid quarterly on January 13, April 13, July 13 and October 13, beginning January 13, 2011.

Ranking

The Senior Notes are MSA’s unsecured senior obligations. The Senior Notes rank equally with all of MSA’s senior unsecured indebtedness. The Senior Notes are effectively subordinated to MSA’s secured indebtedness and are structurally subordinated to the liabilities (including trade payables) of its non-guarantor subsidiaries.

Each Guarantor’s Guarantee of the Senior Notes is its unsecured senior obligation. Each Guarantor’s Guarantee ranks equally with all of such Guarantor’s senior indebtedness. The Guarantee of each Guarantor is effectively subordinated to all of its secured obligations.

Optional Redemption

At any time MSA may redeem all or some of the Senior Notes at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus an applicable “make whole amount”, as defined in the Note Purchase Agreement, and accrued and unpaid interest, if any, to the date of redemption.

Change of Control

Upon the occurrence of specified change of control events, holders of the Senior Notes will have the right to require MSA to purchase all of such holders’ Senior Notes at a purchase price equal to 100% of the principal amount as of the date of any such repurchase plus the “make whole amount”, as defined in the Note Purchase Agreement, and accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants

The Note Purchase Agreement requires the Company to comply with certain financial covenants, including a minimum consolidated interest coverage ratio and a maximum consolidated leverage ratio, in each case, commencing with the fiscal quarter ending December 31, 2010. The Note Purchase Agreement includes certain negative covenants restricting the ability of the Company and the Company’s existing and future subsidiaries to, among other things, incur additional debt, create liens, issue guarantees, make loans and investments, make acquisitions, make fundamental changes, transfer and sell assets, modify the nature of the Company’s business, enter into agreements with shareholders and affiliates, or change the Company’s fiscal year, subject to certain exceptions and limitations, including carve-outs and baskets.

The Note Purchase Agreement also contains certain customary representations and warranties, customary affirmative covenants and events of default.

The foregoing description of the Credit Agreement and the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the agreements filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Report on Form 8-K.

Exhibit No.	Description

10.1	Credit Agreement dated October 13, 2010 by and among Mine Safety Appliances Company, each of the guarantors party thereto, each of the lenders party thereto, PNC Bank, National Association, as administrative agent for the lenders, and J.P. Morgan Chase Bank, N.A., as syndication agent for the Lenders. *

10.2	Guaranty and Suretyship Agreement dated October 13, 2010 from General Monitors Transnational, LLC in favor of PNC Bank, National Association, and the other lenders party to the Credit Agreement.

10.3	Guaranty and Suretyship Agreement dated October 13, 2010 from Fifty Acquisition Corp. in favor of PNC Bank, National Association, and the other lenders party to the Credit Agreement.

10.4	Note Purchase Agreement and Private Shelf Agreement dated October 13, 2010 by and among Mine Safety Appliances Company, Prudential Investment Management, Inc. and the Series A Purchasers thereto. *

10.5	Guaranty Agreement dated as of October 13, 2010 made by General Monitors Transnational, LLC in favor of the Note Purchasers.

10.6	Guaranty Agreement dated as of October 13, 2010 made by Fifty Acquisition Corp. in favor of the Note Purchasers.

*	Certain exhibits and schedules to this agreement have been omitted. A copy of the omitted exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MSA has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINE SAFETY APPLIANCES COMPANY

By:	/S/ DOUGLAS K. MCCLAINE
Douglas K. McClaine
Vice President, General Counsel and Secretary

Date: October 19, 2010

EXHIBIT INDEX

Number	Description	Method of Filing

10.1

Credit Agreement dated October 13, 2010 by and among Mine Safety Appliances Company, each of the guarantors party thereto, each of the lenders party thereto, PNC Bank, National Association, as administrative agent for the lenders, and J.P. Morgan Chase Bank, N.A., as syndication agent for the Lenders. *

Filed herewith

10.2	Guaranty and Suretyship Agreement dated October 13, 2010 from General Monitors Transnational, LLC in favor of PNC Bank, National Association, and the other lenders party to the Credit Agreement.	Filed herewith

10.3	Guaranty and Suretyship Agreement dated October 13, 2010 from Fifty Acquisition Corp. in favor of PNC Bank, National Association, and the other lenders party to the Credit Agreement.	Filed herewith

10.4	Note Purchase Agreement and Private Shelf Agreement dated October 13, 2010 by and among Mine Safety Appliances Company, Prudential Investment Management, Inc. and the Series A Purchasers thereto. *	Filed herewith

10.5	Guaranty Agreement dated as of October 13, 2010 made by General Monitors Transnational, LLC in favor of the Note Purchasers.	Filed herewith

10.6	Guaranty Agreement dated as of October 13, 2010 made by Fifty Acquisition Corp. in favor of the Note Purchasers.	Filed herewith

*	Certain exhibits and schedules to this agreement have been omitted. A copy of the omitted exhibits and schedules will be provided to the Securities and Exchange Commission upon request.